Exhibit 8

October 28, 2005

Newkirk Realty Trust, Inc.
7 Bulfinch Place
Suite 500
Boston, MA 02114

Gentlemen:

We have acted as your counsel in connection with your registration of common stock on the Registration Statement (File No. 333-127278) on Form S-11, as amended, under the Securities Act of 1933, as amended, filed by you with the Securities and Exchange Commission (the “Registration Statement”).

In rendering this opinion, we have examined the Registration Statement and such other documents and materials as we have deemed necessary or appropriate to review for purposes of our opinion, and have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.  In addition, in rendering this opinion, we have relied as to certain factual matters upon the statements and your representations contained in the Prospectus included in the Registration Statement (the “Prospectus”) and in the certificate provided to us by you in connection with this opinion  (the “Newkirk Certificate”).  We have assumed, with your permission, the accuracy of the statements and representations made in the Newkirk Certificate and the Prospectus, and that you will operate in the manner described in your organizational documents, the Newkirk Certificate and the Prospectus. We also have relied, without independent investigation, upon the statements and representations made by each person entering into an ownership limit waiver agreement with you, and have assumed, with your permission, the accuracy of such statements and representations.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.  In rendering this opinion, we are expressing our views only as to Federal income tax law.

Based on and subject to the foregoing, it is our opinion that, under current Federal income tax law:

 (1)          Commencing with your taxable year ending December 31, 2005, you are organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and your proposed method of operation, as described in the Prospectus

Newkirk Realty Trust, Inc.
October 28, 2005

and as represented by you, will enable you to satisfy the requirements for qualification and taxation as a REIT.

(2)           The discussion relating to tax matters under the heading “Federal Income Tax Considerations” in the Prospectus, to the extent that such discussion contains descriptions of applicable Federal income tax law, is correct in all material respects as of the date hereof.

Your qualification as a REIT will depend upon your continuing satisfaction of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping.  No assurance can be given that the actual results of your operations will satisfy all such requirements for your current or future taxable years. We do not undertake to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect our conclusions set forth herein or in the Prospectus.  We do not undertake to monitor whether you actually will satisfy the various REIT qualification tests, and we express no opinion concerning whether you actually will satisfy these tests.

Our opinion relies on, and is subject to, the facts, representations and assumptions set forth herein.  Any inaccuracy or subsequent change in such facts, representations or assumptions could adversely affect our opinion.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to this letter and to us under the heading “Federal Income Tax Considerations” in the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP

By:	/s/
A Partner